                                  SCHEDULE 14A
                                 (RULE 14A-101)
                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
           PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant[ ]
Check the appropriate box:

[ ]   Preliminary Proxy Statement

[ ]   Confidential, For Use of the Commission Only (as permitted by Rule
      14a-6(e)(2)

[X]   Definitive Proxy Statement

[ ]   Definitive Additional Materials

[ ]   Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                               Cybergold, Inc.
                (Name of Registrant as Specified in Its Charter)
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]   No fee required

[ ]   Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)   Title of each class of securities to which transaction applies:

(2)   Aggregate number of securities to which transactions applies:

(3) Per unit price or other underlying value of transaction computed to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)   Proposed maximum aggregate value of transaction:

(5)   Total fee paid:

[ ]   Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)   Amount previously paid:

(2)   Form, Schedule or Registration Statement no.:

(3)   Filing Party:

(4)   Date Filed:

                                  May 9, 2000

TO THE STOCKHOLDERS OF
CYBERGOLD, INC.:

     You are cordially invited to attend the Annual Meeting of Stockholders (the "Annual Meeting") of Cybergold, Inc. (the "Company") on June 23, 2000, at 9:00 a.m., local time, which will be held at the Oakland Marriott City Center, 1001 Broadway, Oakland, California.

     Details of business to be conducted at the Annual Meeting are given in the attached Notice of Annual Meeting and Proxy Statement.

     After careful consideration, the Company's Board of Directors has unanimously approved the proposals and recommends that you vote FOR each such proposal.

     We hope that you will attend the Annual Meeting. In any event, after reading the Proxy Statement, please mark, date, sign and return the enclosed proxy card in the accompanying reply envelope. If you decide to attend the Annual Meeting, please notify the Secretary of the Company if you wish to vote in person and your proxy will not be voted.

     A copy of the Company's 1999 Annual Report to Stockholders has been mailed concurrently herewith to all stockholders entitled to notice of and to vote at the Annual Meeting.

                                          Sincerely yours,

                                          /s/ A. NATHANIEL GOLDHABER
                                          A. NATHANIEL GOLDHABER
                                          Chairman of the Board and
                                          Chief Executive Officer

                                CYBERGOLD, INC.
                           1330 BROADWAY, 12TH FLOOR
                           OAKLAND, CALIFORNIA 94612

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

     The Annual Meeting of Stockholders of Cybergold, Inc. (the "Company") will be held at the Oakland Marriott City Center, 1001 Broadway, Oakland, California, on Friday, June 23, 2000, at 9:00 a.m. local time, to:

          1. Elect two Directors to serve until the 2003 Annual Meeting and until their successors have been elected and qualified;

          2. Ratify the selection of Arthur Andersen LLP as independent public accountants for the Company for the fiscal year ending December 31, 2000; and

          3. Transact any other business, which may properly come before the meeting and any adjournments or postponements thereof.

     The foregoing items of business are more fully described in the Proxy Statement that accompanies this Notice.

     Stockholders of record at the close of business on April 26, 2000, will be entitled to notice of and to vote at the Annual Meeting and at any continuation or adjournment thereof.

     All stockholders are cordially invited and encouraged to attend the Annual Meeting. In any event, to ensure your representation at the Annual Meeting, please carefully read the accompanying Proxy Statement, which describes the matters to be voted on at the Annual Meeting and sign, date and return the enclosed proxy card in the reply envelope provided. Should you receive more than one proxy because your shares are registered in different names and addresses, each proxy should be returned to assure that all your shares will be voted. If you attend the Annual Meeting and vote by ballot, your proxy will be revoked automatically and only your vote at the Annual Meeting will be counted. The prompt return of your proxy card will assist us in preparing for the Annual Meeting.

     We look forward to seeing you at the Annual Meeting.

                                          BY ORDER OF THE BOARD OF DIRECTORS

                                          /s/ A. NATHANIEL GOLDHABER
                                          A. NATHANIEL GOLDHABER
                                          Chairman of the Board and
                                          Chief Executive Officer

Oakland, California
May 9, 2000

                                CYBERGOLD, INC.
                           1330 BROADWAY, 12TH FLOOR
                           OAKLAND, CALIFORNIA, 94612
                            ------------------------

                                PROXY STATEMENT

GENERAL INFORMATION

     This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Cybergold, Inc., a Delaware corporation ("CGLD" or the "Company"), of proxies for the Annual Meeting of Stockholders of the Company (the "Annual Meeting") to be held on June 23, 2000, at 9:00 a.m., Pacific time, at the Oakland Marriott City Center, 1001 Broadway, Oakland, California, and any adjournment or postponement thereof. This Proxy Statement was first mailed to stockholders on or about May 9, 2000.

PURPOSE OF MEETING

     The specific proposals to be considered and acted upon at the Annual Meeting are summarized in the accompanying Notice of Annual Meeting of Stockholders. Each proposal is described in more detail in a subsequent section of this Proxy Statement.

VOTING

     Only holders of record of the Common Stock of the Company ("Common Stock") at the close of business on April 26, 2000, will be entitled to vote at the Annual Meeting and any continuations or adjournments thereof. Each share entitles the holder to one vote on each matter to come before the Annual Meeting. On April 26, 2000, there were approximately 21,438,180 shares of Common Stock outstanding and entitled to vote at the Annual Meeting.

     If any stockholder is unable to attend the Annual Meeting, such stockholder may vote by proxy. The enclosed proxy is solicited by the CGLD Board of Directors (the "Board of Directors" or the "Board"), and, when returned properly completed, will be voted as you direct on your proxy card. In the discretion of the proxy holder, shares represented by such proxies will be voted upon any other business as may properly come before the Annual Meeting. Abstentions and broker non-votes are each included in the number of shares present for quorum purposes. The presence in person or by proxy of the holders of shares representing a majority of all outstanding shares will constitute a quorum. Abstentions, which may be specified on all proposals other than the election of Directors, are counted as votes against the proposal in determining whether a proposal has been approved, and broker non-votes are not counted as votes for or against the proposal. Proposal 1 requires a plurality of votes cast. However, votes withheld and broker non-votes are not counted toward a nominee's total. The affirmative vote of the holders of a majority of the shares present or represented by proxy at the Annual Meeting is required for the adoption of Proposal 2. If no specific instructions are given with respect to matters to be acted upon at the Annual Meeting, shares of Common Stock represented by a properly executed proxy will be voted FOR (i) the election of management's nominees for Directors listed in Proposal 1 and (ii) the ratification of the selection of the independent public accountants for the Company.

REVOCABILITY OF PROXIES

     Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by delivery to the Secretary of the Company of a written notice of revocation or a duly executed proxy bearing a later date or by attending the Annual Meeting and voting in person.

COST OF SOLICITATION

     The cost of soliciting proxies will be borne by the Company. In addition to solicitation by mail, proxies may also be solicited by Directors, officers and employees of the Company who will not receive additional compensation for such solicitation. Brokerage firms and other custodians, nominees and fiduciaries will be reimbursed by the Company for their reasonable expenses incurred in sending proxy material to beneficial owners of the Common Stock.

     The Annual Report of the Company for the fiscal year ended December 31, 1999 has been mailed concurrently with the mailing of the Notice of Annual Meeting and Proxy Statement to all stockholders entitled to notice of and to vote at the Annual Meeting.

                                  PROPOSAL 1:

                             ELECTION OF DIRECTORS

     At the Annual Meeting, two Directors are to be elected to serve until the 2003 Annual Meeting and until their successors are elected and qualified, or until the death, resignation, or removal of such Director. It is intended that the proxies will be voted for the election of the two nominees named below as Directors unless authority to vote for any such nominee is withheld. The two nominees receiving the highest number of votes will be elected. In the unanticipated event that a nominee is unable or declines to serve as a Director at the time of the Annual Meeting, the proxies will be voted for any nominee named by the current Board of Directors to fill the vacancy. As of the date of this Proxy Statement, the Board of Directors is not aware of any nominee who is unable or will decline to serve as a Director.

     Classified Board. Our certificate of incorporation provides for a classified Board of Directors consisting of three classes of Directors, each serving staggered three-year terms. As a result, a portion of our Board of Directors is elected each year. To implement the classified structure, prior to the Company's initial public offering, two of the nominees to the Board of Directors were elected to one-year terms, two were elected to two-year terms, and three were elected to three-year terms. Thereafter, Directors will be elected for three-year terms. Christopher D. Alafi and Jay Chiat have been designated Class I Directors whose term expires at the 2000 annual meeting of stockholders. A. Nathaniel Goldhaber and Garrett D. Gruener have been designated Class II Directors whose term expires at the 2001 annual meeting of stockholders. Regis P. McKenna, Alan Salzman and Peter Sealey have been designated Class III Directors whose term expires at the 2002 annual meeting of stockholders.

     Executive officers are appointed by the Board of Directors on an annual basis and serve until their successors have been duly elected and qualified.

     In the event that additional persons are nominated, other than by the Board of Directors, for election as Directors, the proxy holders intend to vote all proxies received by them for the nominees listed below and any additional Board of Directors' nominee as described above. The following are the nominees of the Board of Directors for election as Directors at the date hereof:

                         NAME                           AGE    TITLE
                         ----                           ---    -----
Christopher D. Alafi, Ph.D.(1)........................  36    Director
Jay Chiat(1)..........................................  68    Director

---------------
(1) Member Compensation Committee

     Christopher D. Alafi, Ph.D. has served as one of our Directors since July 1997. Dr. Alafi is currently a general partner of Alafi Capital Co., a venture capital firm. Prior to joining Alafi Capital in 1995, Dr. Alafi was a visiting scholar in the Department of Chemistry at Stanford University. Dr. Alafi is currently a member of the Board of Directors of a number of private companies. Dr. Alafi received a B.A. from Pomona College and a Ph.D. in Biochemistry from the University of Oxford.

     Jay Chiat has served as one of our Directors since May 1996. Since October 1998 Mr. Chiat has been the Chief Executive Officer of ScreamingMedia.net, an Internet news service. From June 1968 to November 1996, Mr. Chiat served as the Chief Executive Officer of Chiat/Day Advertising, an advertising firm. Mr. Chiat is a member of the Board of Directors of Department 56, Inc., a designer, importer and distributor of collectibles and giftware. Mr. Chiat received a B.S. in Education from Rutgers University and an Executive M.B.A. from the Anderson School at U.C.L.A.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF ALL OF THE ABOVE NOMINEES FOR ELECTION AS DIRECTORS.

                                  PROPOSAL 2:

          RATIFICATION OF SELECTION OF INDEPENDENT PUBLIC ACCOUNTANTS

     The Board of Directors appointed Arthur Andersen LLP as the Company's independent public accountants for the fiscal year ending December 31, 2000.

     Although the appointment of Arthur Andersen LLP is not required to be submitted to a vote of the stockholders, the Board of Directors believes it appropriate as a matter of policy to request that the stockholders ratify the appointment of the independent public accountants for the fiscal year ending December 31, 2000. In the event a majority of the votes cast at the meeting are not voted in favor of ratification, the adverse vote will be considered as a direction to the Board of Directors of the Company to select other auditors for the fiscal year ending December 31, 2000.

     The Company anticipates that a representative of Arthur Andersen LLP will be present at the Annual Meeting. The representative will be given the opportunity to make a statement if they desire to do so, and is expected to be available to respond to questions submitted either orally or in writing at the meeting.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR RATIFICATION OF THE SELECTION OF ARTHUR ANDERSEN LLP AS THE COMPANY'S INDEPENDENT PUBLIC ACCOUNTANTS FOR THE FISCAL YEAR ENDING DECEMBER 31, 2000.

          DIRECTORS CONTINUING IN OFFICE UNTIL THE 2001 ANNUAL MEETING

     A. Nathaniel Goldhaber has served as President, Chairman of the Board and Chief Executive Officer since October 1994. Prior to joining Cybergold, Mr. Goldhaber was self-employed as a venture capitalist. Prior to that Mr. Goldhaber was the Chief Executive Officer of Kaleida Labs, Inc., a multimedia joint venture between IBM and Apple Computer, and the Chief Executive Officer of Centram Systems West, a developer of local area networks. Mr. Goldhaber is a Member of the Executive Board of the University of California, Berkeley, College of Letters and Sciences. Mr. Goldhaber received a B.A. from Maharishi International University and an M.A. from the University of California, Berkeley.

     Garrett P. Gruener has served as one of our Directors since May 1998. Mr. Gruener has been a general partner of Alta Partners L.P., a venture capital firm, since February 1996. Since 1992, Mr. Gruener has been a general partner of funds affiliated with Burr, Egan, Deleage & Co., a venture capital firm. Mr. Gruener is a member of the Board of Directors of several private companies. Mr. Gruener received a B.S. from the University of California, San Diego, and an M.A. from the University of California, Berkeley.

          DIRECTORS CONTINUING IN OFFICE UNTIL THE 2002 ANNUAL MEETING

     Regis P. McKenna has served as one of our Directors since May 1996. Mr. McKenna has been Chairman of The McKenna Group, a Silicon Valley-based management and marketing consulting firm, since 1970. Mr. McKenna serves on the Board of the Economic Strategies Institute and is a member of the Council on Competitiveness. Mr. McKenna also serves on the advisory Board to Stanford's Graduate School of Business. Mr. McKenna is a trustee of Santa Clara University and is the Chairman of the Board of the Santa Clara University Center for Science, Technology and Society. Mr. McKenna serves as a member of the Board of Directors of Cylink Corporation, a supplier of network information security products. Mr. McKenna received a B.A. from Duquesne University.

     Alan Salzman has served as one of our Directors since May 1998. Mr. Salzman is a founder and managing partner of VantagePoint Venture Partners, a venture capital firm focused on the Internet, data networking and communications services. Prior to joining VantagePoint in 1995, Mr. Salzman was a general partner with Canaan Partners, a venture capital firm. Prior to that Mr. Salzman was a partner with Brobeck, Phleger & Harrison, LLP, a law firm. Mr. Salzman received a B.A. from the University of Toronto, a J.D. from Stanford Law School and an L.L.M. from the University of Brussels.

     Peter Sealey has served as one of our Directors since May 1996. Dr. Sealey has been a Lecturer and an Adjunct Professor of Marketing at the Haas School of Business at the University of California, Berkeley since

1994. In addition, Dr. Sealey has been self-employed as a management consultant, serving primarily technology-oriented companies, during the same period. Prior to that, Dr. Sealey was employed by the Coca-Cola Company for 24 years, where he held a series of senior management positions, including Senior Vice President, Global Marketing. Dr. Sealey serves on the Board of Directors of Autoweb.com, a consumer automotive Internet service provider, and USWeb Corporation, an Internet professional services and integrated marketing communications services company. Dr. Sealey received a B.S. from the University of Florida, an M.I.A. from Yale University and an M.A. and a Ph.D. from Claremont Graduate University.

                         SECURITY OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth information regarding the beneficial ownership of the Common Stock of the Company as of April 26, 2000, by (i) each person known by the Company to own beneficially more than five percent (5%) of the outstanding Common Stock of the Company; (ii) each of the Company's Directors; (iii) the Chief Executive Officer and each of the four other most highly compensated executive officers of the Company, determined for the year ended December 31, 1999 (collectively, the "Named Executive Officers"); and (iv) all Directors and executive officers as a group.

                                             SHARES BENEFICIALLY    APPROXIMATE PERCENT
                   NAME                           OWNED(1)         BENEFICIALLY OWNED(2)
                   ----                      -------------------   ---------------------
A. Nathaniel Goldhaber(3)..................       4,812,441                22.48%
Entities affiliated with Alta California
  Partners, L.P.(4)........................       2,712,351                12.67%
VantagePoint Venture Partners, 1996(5).....       2,230,016                10.42%
Alafi Capital Company(6)...................       1,291,492                 6.03%
Gary Fitts(7)..............................         233,333                 1.09%
Christopher D. Alafi, Ph.D.(6).............       1,291,492                 6.03%
Jay Chiat..................................         373,710                 1.75%
Garrett P. Gruener(4)......................       2,712,351                12.67%
Regis P. McKenna(8)........................         217,011                 1.01%
Alan Salzman(5)............................       2,230,016                10.42%
Peter S. Sealey, Ph.D.(9)..................          77,434                    *
Steven F. Farber(10).......................         199,406                    *
Daniel W. Berger(11).......................         133,332                    *
Michael Koifman(12)........................         133,333                    *
All Directors and officers as a group (14
  persons)(13).............................      12,797,360                59.69%

---------------
  *  Represents beneficial ownership of less than 1%.

 (1) To the Company's knowledge, except as set forth in the footnotes to this table, and subject to applicable community property laws, each person named in this table has sole voting and investment power with respect to the shares set forth opposite such person's name.

 (2) Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of Common Stock subject to options currently exercisable or exercisable on or before June 26, 2000, are deemed outstanding for computing the percentage of the person holding such options but are not deemed outstanding for computing the percentage of any other person. On April 26, 2000, there were 21,438,180 shares of the Company's Common Stock outstanding. Options granted to Directors under the Company's 1996 Employee Stock Option Plan are immediately exercisable; however any shares purchased under such options are subject to repurchase by the Company, upon the Director's cessation of Board service prior to vesting in those shares. Such options vest, and the Company's repurchase rights lapse, annually over a period of three years commencing on the first anniversary of the grant date.

 (3) Includes 560,000 shares of Common Stock, which Mr. Goldhaber has transferred to trusts for family members.

 (4) Includes 2,586,153 shares beneficially owned by Alta California Partners, L.P., and 59,083 shares beneficially owned by Alta Embarcadero Partners LLC. Of these shares, a total of 67,115 are issuable upon exercise of warrants. Garrett P. Gruener, one of our Directors, is a general partner of the general partner Alta California Partners, L.P. and a member of Alta Embarcadero Partners LLC. The address of Alta California Partners, L.P. and Alta Embarcadero Partners LLC is One Embarcadero Center, Suite 4050, San Francisco, CA 94111. Mr. Gruener disclaims beneficial ownership of the shares held by Alta California Partners, L.P. and Alta Embarcadero Partners LLC, except to the extent of his pecuniary interest therein.

 (5) Alan Salzman, one of our Directors, is a managing partner of VantagePoint Venture Partners, 1996. The address of VantagePoint Venture Partners, 1996 is 1001 Bayhill Drive, Suite 100, San Bruno, CA 94066. Mr. Salzman disclaims beneficial ownership of the shares held by VantagePoint Venture Partners, 1996, except to the extent of his pecuniary interest therein.

 (6) Christopher Alafi, one of our Directors, is a general partner of Alafi Capital Company. The address of Alafi Capital Company is 9 Commodore Drive, Suite 405, Emeryville, CA 94608. Dr. Alafi disclaims beneficial ownership of the shares held by Alafi Capital Company, except to the extent of his pecuniary interest therein.

 (7) Includes 33,333 shares of Common Stock issuable upon exercise of immediately exercisable options, none of which are subject to our right of repurchase.

 (8) Includes 46,666 shares of Common Stock issuable upon exercise of immediately exercisable options, none of which are subject to our right of repurchase.

 (9) Includes 16,389 shares of Common Stock issuable upon exercise of immediately exercisable options, none of which are subject to our right of repurchase.

(10) Includes 199,406 shares of Common Stock issuable upon exercise of immediately exercisable options, none of which are subject to our right of repurchase. Mr. Farber resigned his position on February 10, 2000.

(11) Includes 133,332 shares of Common Stock issuable upon exercise of immediately exercisable options, 87,501 shares of which are subject to our right of repurchase on or before June 26, 2000.

(12) Includes 133,333 shares of Common Stock issuable upon exercise of immediately exercisable options, 80,556 shares of which are subject to our right of repurchase on or before June 26, 2000.

(13) Includes 792,457 shares of Common Stock issuable upon exercise of immediately exercisable options, 265,629 shares of which are subject to our right of repurchase on or before June 26, 2000.

                           COMPENSATION OF DIRECTORS
                         AND CERTAIN EXECUTIVE OFFICERS

EXECUTIVE COMPENSATION AND OTHER INFORMATION

     The following table provides certain summary information concerning the compensation earned by the Company's Chief Executive Officer and each of the four other most highly compensated executive officers of the Company for the fiscal year ended December 31, 1999.

                           SUMMARY COMPENSATION TABLE

                                                                                        LONG-TERM
                                                                                       COMPENSATION
                                                                                          AWARDS
                                                      ANNUAL COMPENSATION              ------------
                                           -----------------------------------------    SECURITIES
                                  FISCAL                              OTHER ANNUAL      UNDERLYING
  NAME AND PRINCIPAL POSITION      YEAR    SALARY($)   BONUS(1)($)   COMPENSATION($)     OPTIONS
  ---------------------------     ------   ---------   -----------   ---------------   ------------
A. Nathaniel Goldhaber..........   1999    $120,833           --           --                 --
  Chairman of the Board and        1998          --           --           --                 --
  Chief Executive Officer
Steven M. Farber(2)(3)..........   1999    $148,750      $46,049           --            200,000
  Chief Operating Officer          1998    $ 47,744           --           --            133,333
Gary Fitts......................   1999    $141,188      $ 7,000           --            100,000
  Chief Technology Officer         1998    $125,000           --           --                 --
Michael Koifman(2)..............   1999    $130,000      $ 6,000           --             50,000
  Vice President of Engineering    1998    $ 15,758           --           --            133,333
Daniel W. Berger(2).............   1999    $139,169      $33,029           --            166,666
  Senior Vice President,           1998    $ 27,563           --           --             66,666
  General Manager Incentives
  Division

---------------
(1) The Company's executive officers are eligible for annual cash bonuses. Such bonuses are generally based upon achievement of individual, as well as corporate performance objectives determined by the Compensation Committee.

(2) Joined Cybergold, Inc. during 1998.

(3) Mr. Farber resigned his position on February 10, 2000.

STOCK OPTIONS

     The following table contains information concerning stock options grants made to each of the Named Executive Officers during the fiscal year ended December 31, 1999. No stock appreciation rights were granted during such fiscal year to the Named Executive Officers.

                      OPTION GRANTS IN FISCAL YEAR 1999(1)

                                               INDIVIDUAL GRANTS                          POTENTIAL REALIZABLE VALUE
                         --------------------------------------------------------------     AT ASSUMED ANNUAL RATES
                           NUMBER OF                                                            OF STOCK PRICE
                          SECURITIES        % OF TOTAL                                         APPRECIATION FOR
                          UNDERLYING     OPTIONS GRANTED                                       OPTION TERM($)(2)
                            OPTIONS      TO EMPLOYEES IN    EXERCISE PRICE   EXPIRATION   ---------------------------
         NAME            GRANTED(#)(1)   1999 FISCAL YEAR     ($/SHARE)         DATE          5%             10%
         ----            -------------   ----------------   --------------   ----------   -----------   -------------
A. Nathaniel
  Goldhaber............          --               --               --               --           --              --
Steven F. Farber(7)....     200,000           17.1(3)           $3.90         05/10/09     $490,538      $1,243,119
Gary Fitts(5)..........     100,000           12.8(4)           $7.75         12/01/09     $487,393      $1,235,150
Michael Koifman(5).....      50,000            6.4(4)           $7.75         12/01/09     $243,697      $  617,575
Daniel W. Berger(6)....      66,666            5.7(3)           $3.90         05/18/09     $163,511      $  414,369
Daniel W. Berger(5)....     100,000           12.8(4)           $7.75         12/01/09     $487,393      $1,235,150

---------------
(1) All options granted, except as specifically noted, had ten-year terms and vest ratably over four years.

(2) The 5% and 10% annual rates of compounded stock price appreciation are mandated by rules of the Securities and Exchange Commission. There is no assurance provided to any Named Executive Officer or any other holder of the Company's securities that the actual stock price appreciation over the 10-year option term will be at the assumed 5% and 10% levels or at any other defined level. Unless the market price of the Common Stock does in fact appreciate over the option term, no value will be realized from the option grants made to the Named Executive Officers.

(3) Based on a total of 1,166,264 options granted to our employees under our 1996 Stock Option Plan during the 12 months ended December 31, 1999.

(4) Based on a total of 779,033 options granted to our employees under our 1999 Omnibus Equity Incentive Plan during the 12 months ended December 31, 1999.

(5) Under these grants, 25% of shares vest after completing 12 months of service from December 1, 1999. The balance vests in equal installments over 36 months of service beginning December 1, 2000.

(6) The 66,666 options granted to Mr. Berger are immediately exercisable. Cybergold may repurchase shares purchasable under this grant, at the original exercise price paid per share if Mr. Berger ceases service before vesting in those shares. Under this grant, 25% of shares vest after completing 12 months of service and the balance vests in equal installments over the next 36 months.

(7) The 200,000 shares of Common Stock granted to Mr. Farber at an exercise price of $3.90 per share were immediately exercisable. 33,333 of these shares vested upon the closing of the initial public offering on September 22, 1999. The additional 166,667 shares vest based on Cybergold's performance with respect to several criteria. These criteria include Cybergold's revenues, the number of merchants utilizing Cybergold's micropayments system, the introduction of new offerings, the number of Cybergold members, the number of transactions entered into by members, the number of visitors to Cybergold's website and Cybergold's general productivity. To the extent these criteria are not achieved, Mr. Farber's option will vest in full in five years from the date of grant. Mr. Farber resigned his position on February 10, 2000.

OPTION EXERCISES AND HOLDINGS

     The following table provides information with respect to the Named Executive Officers concerning their exercise of stock options during the fiscal year ended December 31, 1999, and the unexercised options held by them as of December 31, 1999.

                AGGREGATED OPTION EXERCISES IN FISCAL YEAR 1999
                   AND OPTION VALUES AT DECEMBER 31, 1999(1)

                                                              NUMBER OF SECURITIES
                                         VALUE REALIZED      UNDERLYING UNEXERCISED         VALUE OF UNEXERCISED
                                         (MARKET PRICE       OPTIONS AT DECEMBER 31,        IN-THE-MONEY OPTIONS
                            SHARES      AT EXERCISE DATE             1999(#)               AT DECEMBER 31, 1999(1)
                          ACQUIRED ON    LESS EXERCISE     ---------------------------   ---------------------------
          NAME            EXERCISE(#)      PRICE)($)       EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
          ----            -----------   ----------------   -----------   -------------   -----------   -------------
A. Nathaniel
  Goldhaber.............         --               --              --             --              --            --
Steven M. Farber........         --               --         199,406             --      $3,044,147            --
Gary Fitts..............    200,000         $777,000          33,333        100,000      $  589,161      $994,000
Michael Koifman.........         --               --         133,333         50,000      $2,328,661      $497,000
Daniel W. Berger........         --               --         133,332        100,000      $2,083,646      $994,000

---------------
(1) The value of unexercised "in-the-money" options represents the difference between the exercise price of stock options and $17.6875, the closing sales price of the Common Stock on December 31, 1999.

EMPLOYMENT AND TERMINATION ARRANGEMENTS

     None.

BOARD MEETINGS AND COMMITTEES

     During the year ended December 31, 1999, the Board of Directors held eight meetings and acted once by written consent. During the same period, each Director attended at least 75% of the aggregate of (i) the total number of meetings of the Board held during the period for which they were a Director and
(ii) the total number of meetings by all Committees of the Board on which such Director served held during the period for which they were a Director, except for Mr. McKenna who attended less than 75% of the Board meetings. There are no family relationships among any of the executive officers or Directors of the Company.

     The Company currently has an Audit Committee and a Compensation Committee of the Board of Directors. The Audit Committee of the Board of Directors reviews and monitors our internal accounting procedures and reviews the results and scope of the annual audit and other services provided by our independent accountants. The Audit Committee also consults with our management and our independent auditors prior to the presentation of financial statements to stockholders and, as appropriate, initiates inquiries into aspects of our financial affairs. In addition, the audit committee has the responsibility to consider and recommend the appointment of, and to review fee arrangements with, our independent auditors. The Audit Committee, which currently consists of Mr. McKenna, Mr. Salzman, and Dr. Sealey, held one meeting during the year ended December 31, 1999.

     The Compensation Committee of the Board of Directors reviews and makes recommendations to the Board regarding the compensation and benefits provided to our key executive officers and Directors, including stock compensation and loans. In addition, the compensation committee reviews policies regarding compensation arrangements and benefits for all of our employees. As part of the foregoing, the Compensation Committee also administers our 1999 Omnibus Equity Incentive Plan and 1999 Employee Stock Purchase Plan. This committee, which currently consists of Dr. Alafi, Mr. Chiat, and Mr. Gruener, held four meetings and acted two times by written consent during the year ended December 31, 1999.

     Pursuant to the Company's 1999 Omnibus Equity Incentive Plan, the Board of Directors established a Stock Option Committee, which consists of A. Nathaniel Goldhaber. The Stock Option Committee has the authority to grant a limited number of stock options to employees and consultants who are not considered officers and Directors of the Company under
Section 16 of the Securities Exchange Act of 1934.

     The Company does not currently have a Nominating Committee. Although there are no formal procedures for stockholders to recommend nominees for election to the Board, the Board will consider recommendations from stockholders, which should be addressed to Mr. John Steuart, the Company's Secretary, at the Company's address set forth above.

COMPENSATION OF DIRECTORS

     Our Directors receive $5,000 for attendance at each Board meeting and $2,500 for attendance at each Board committee meeting. In addition, our Directors are reimbursed for all reasonable out-of-pocket expenses incurred in connection with their attendance at Board and Board committee meetings. From time to time, Directors who are not employees of Cybergold have received grants of options to purchase shares of our Common Stock. On June 25, 1996, we granted Messrs. Chiat and McKenna each an option to purchase 46,666 shares of our Common Stock. In addition, on June 25, 1996, in connection with a consulting agreement with Mr. Sealey, we granted Mr. Sealey an option to purchase 16,666 shares of our Common Stock at an exercise price of $0.015 per share. On November 11, 1996, we also granted to Mr. Sealey an option to purchase 30,000 shares of our Common Stock at an exercise price of $0.225 per share, and on June 19, 1998, in connection with a consulting agreement with Mr. Sealey, we granted him an option to purchase 20,000 shares of our Common Stock at an exercise price of $0.75 per share. Subsequent to our public offering, all Directors will receive automatic option grants under our 1999 Omnibus Equity Incentive Plan.

     Pursuant to the Company's 1999 Omnibus Equity Incentive Plan, outside Directors are only eligible to receive nonstatutory stock options. Each outside Director who first becomes a member of the Board after the date of the Company's initial public offering will receive a one-time option grant for 15,000 shares of our Common Stock upon taking office. Upon conclusion of each regular annual meeting of the Company's stockholders held in the year 2000 and thereafter, each outside Board member who will continue to serve as a Board member will receive an option covering 7,500 shares. However, an outside Director who received the one-time grant for 15,000 shares may not in the same calendar year also receive the annual grant of 7,500 shares. These options have a 10-year term, but will terminate earlier if the outside Director's service ends. Each one-time or annual periodic option grant will become exercisable and vested in full on the first anniversary of the grant date. All options granted to an outside Director will become fully exercisable if: The Director's service as a Director ends because of death, total and permanent disability or retirement at or after age 65, or the Company is subject to a change in control. However, if the change in control transaction is to be treated as a "pooling of interests" for financial reporting purposes, then the options will not become fully exercisable upon a change in control if the Company's independent accountants and the other party's independent accountants determine that accelerated vesting would preclude the use of "pooling of interests" accounting.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The Compensation Committee of the Board of Directors currently consists of three members of the Board: Mr. Gruener, Mr. Chiat and Dr. Alafi. No member of this committee is a present or former officer or employee of the Company or any of its subsidiaries.

     No executive officer of the Company served on the Board of Directors or compensation committee of any entity, which has one or more executive officers serving as a member of the Company's Board of Directors or Compensation Committee.

            COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     During fiscal 1999 the Board of Directors established a Compensation Committee (the "Committee") of the Company's Board of Directors. The Committee is comprised of Dr. Alafi, Mr. Chiat and Mr. Gruener, none of whom is an officer or employee of the Company.

     The Committee's philosophy regarding the compensation of its executive officers is (i) to provide a competitive total compensation package that enables the Company to attract and retain qualified executives; (ii) to provide executives with incentive bonuses linked to Company and individual performance; and (iii) to provide executive officers with a significant equity stake in the Company through stock options or other equity incentives.

     Base salaries for all executive officers in fiscal 1999 were determined with reference to the experience of the executive together with comparisons of salaries paid by companies in the same and related industries. The Committee believes that there is little comparative compensation data available bearing on the compensation of its executives, since there are very few public companies in the same lines of business as the Company that are comparable in size to the Company. Base salaries for all executive officers for fiscal 1999, other than Mr. Goldhaber, were established by the Committee based on recommendations by Mr. Goldhaber. Generally, base salaries for these executive officers increased modestly over fiscal 1998 based on the Company's continued increase in revenues. Executive officers were eligible to receive cash bonuses for fiscal 1999 with bonus levels established based on each executive's function and level of responsibility.

     The Committee believes that the interests of executives most responsible for the management and growth of the Company should be closely aligned with the long-term interests of the Company's stockholders. As a consequence, during fiscal 1999, the Committee granted stock options in connection with the Company's initial public offering. In determining the number of options awarded to an individual executive, the Committee generally establishes a level of award based upon the position of the individual and his or her level of responsibility. During the 1999 fiscal year, the Company awarded options to purchase an aggregate of 516,666 shares of Common Stock to the Named Executive Officers. All of the stock options vest (i) over time, and (ii) only if certain performance levels are attained.

     Prior to May 1, 1999, Mr. Goldhaber did not receive a salary from the Company. The compensation arrangements for Mr. Goldhaber are determined based on the Committee's subjective assessment of his performance, measured by the Company's overall financial performance and the Committee's assessment of his contributions to achieving strategic objectives during the year. In assessing Mr. Goldhaber's contributions, the Committee took into account the fact that the Company (i) achieved its highest level of revenues during fiscal 1999, (ii) successfully completed an initial public offering, and (iii) acquired one internet company.

COMPLIANCE WITH INTERNAL REVENUE CODE SECTION 162(m)

     Section 162(m) of the Internal Revenue Code, enacted in 1993, generally disallows a tax deduction to publicly held companies for compensation exceeding $1 million paid to certain of the Company's executive officers. The limitation applies only to compensation, which is not considered to be performance-based. The non-performance-based compensation paid to the Company's executive officers in fiscal year 1999 did not exceed the $1 million limit per officer. The Board approved the implementation of the 1999 Omnibus Equity Incentive Plan under which the number of shares of Common Stock for which any one individual participating in the 1999 Omnibus Equity Incentive Plan may be granted stock options, stock appreciation rights or direct stock issuances is limited to 500,000 shares in any given fiscal year. However, we may grant to a new employee options or stock appreciation rights covering a maximum of one million shares in the fiscal year in which his or her service as an employee first begins. As a result of this limitation and certain other administrative provisions of the 1999 Omnibus Equity Incentive Plan, any compensation deemed paid to a covered executive officer in connection with the exercise of stock options or stock appreciation rights granted under the 1999 Omnibus Equity Incentive Plan with an exercise price equal to the market price of the shares covered by the option or stock appreciation right on the grant date will qualify as performance-based compensation.

     The Compensation Committee does not expect that the compensation to be paid to the Company's covered executive officers for the 1999 fiscal year will exceed the $1 million limit per officer.

     Submitted by the Compensation Committee of the Company's Board of
Directors:

                                          Christopher D. Alafi, Ph.D.
                                          Jay Chiat
                                          Garrett P. Gruener

STOCK PERFORMANCE GRAPH

     The following graph compares the yearly percentage change in (i) the cumulative total stockholder return on the Company's Common Stock since September 22, 1999 with (ii) cumulative total stockholder return on (a) the Nasdaq Composite Index and (b) the Hambrecht & Quist Internet Index. The comparison assumes an investment of $100 on September 23, 1999 and reinvestment of dividends, if any. The stock price performance shown on the graph is not necessarily indicative of future price performance.

                               PERFORMANCE GRAPH

                                                                                                       HAMBRECHT & QUIST INTERNET
                                                    CYBERGOLD, INC.         NASDAQ COMPOSITE INDEX               INDEX
                                                    ---------------         ----------------------     --------------------------
9/23/99                                                   100                         100                         100
9/30/99                                                    82                         100                          99
12/31/99                                                  147                         148                         195

     Notwithstanding anything to the contrary set forth in any of the Company's previous filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, which might incorporate future filings made by the Company under those statutes, the preceding Compensation Committee Report on Executive Compensation and the Company Stock Performance Graph will not be incorporated by reference into any of those prior filings; nor will such report or graph be incorporated into any future filings made by the Company under those statutes.

                                 OTHER MATTERS

COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's Directors and executive officers, and persons who own more than ten percent of a registered class of the Company's equity securities, to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in beneficial ownership of Common Stock and other equity securities of the Company. Officers, Directors and greater than ten percent (10%) stockholders are required by Securities and Exchange Commission regulations to furnish the Company with copies of all Section 16(a) forms they file.

     To the Company's knowledge, based solely on review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the fiscal year ended December 31, 1999, all of the Company's officers, Directors and greater than ten percent beneficial owners complied with applicable Section 16(a) filing requirements during the 1999 fiscal year.

STOCKHOLDER PROPOSALS

     Requirements for Stockholder Proposals to be brought before an Annual Meeting. For stockholder proposals to be considered properly brought before an annual meeting by a stockholder, the stockholder must have given timely notice therefore in writing to the Secretary of the Company. To be timely for the Company's 2001 Annual Meeting of Stockholders, a stockholder's notice must be delivered to or mailed and received at the principal executive offices of the Company between January 31, 2001 and February 28, 2001. A stockholder's notice to the Secretary must set forth as to each matter the stockholder proposes to bring before the annual meeting (i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (ii) the name and record address of the stockholder proposing such business, (iii) the class and number of shares of the Company which are beneficially owned by the stockholder, and (iv) any material interest of the stockholder in such business. Such proposals may be included in next year's Proxy Statement if they comply with certain rules and regulations promulgated by the Securities and Exchange Commission.

OTHER BUSINESS

     The Board of Directors is not aware of any other matter, which may be presented for action at the Annual Meeting. Should any other matter requiring a vote of the stockholders arise, the enclosed proxy card gives authority to the persons listed on the card to vote at their discretion in the best interest of the Company.

                                          BY ORDER OF THE BOARD OF DIRECTORS

                                          /s/ A. NATHANIEL GOLDHABER
                                          A. NATHANIEL GOLDHABER
                                          Chairman of the Board
                                          and Chief Executive Officer

Oakland, California
May 9, 2000

                                     PROXY
                                CYBERGOLD, INC.
            ANNUAL MEETING OF STOCKHOLDERS TO BE HELD JUNE 23, 2000
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

    The undersigned hereby appoints A. Nathaniel Goldhaber and John Steuart and each of them, as proxies, with full power of substitution, and hereby authorizes them to represent and vote, as designated on the reverse, all shares of common stock of Cybergold, Inc., a Delaware corporation, held of record by the undersigned, on April 26, 2000, at the annual meeting of Stockholders to be held on Friday, June 23, 2000, at 9:00 a.m., pacific standard time, at Oakland Marriott City Center, 1001 Broadway, Oakland, California, or at any adjournment or postponement thereof, upon the matters set forth on the reverse, all in accordance with and as more fully described in the accompanying Notice of Annual Meeting of Stockholders and Proxy Statement, receipt of which is hereby acknowledged.

    THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" THE ELECTION OF THE DIRECTOR NOMINEES NAMED ON THE REVERSE AND "FOR" THE PROPOSAL TO RATIFY THE SELECTION OF ARTHUR ANDERSEN LLP AS INDEPENDENT PUBLIC ACCOUNTANTS FOR THE COMPANY FOR THE FISCAL YEAR ENDING DECEMBER 31, 2000. PLEASE COMPLETE, SIGN AND DATE THIS PROXY WHERE INDICATED AND RETURN PROMPTLY IN THE ACCOMPANYING PREPAID ENVELOPE.

                        (To be Signed on Reverse Side.)

1. ELECTION OF DIRECTORS. This proxy will be voted for each of the nominees identified in the proxy statement at the annual meeting of stockholders unless authority to vote for one or more of the nominees is expressly withheld.

   [ ] FOR All Nominees      [ ] WITHHOLD AUTHORITY To vote for any individual nominee       [ ] ABSTAIN
                              (TO WITHHOLD AUTHORITY FOR ONE OR MORE INDIVIDUAL NOMINEES,
                             CROSS OUT THE NAME OF EACH SUCH PERSON): Christopher D.
                             Alafi, Ph.D., Jay Chiat.

2. Ratify the selection of Arthur Andersen LLP as independent public accountants for the Company for the fiscal year ending December 31, 2000.
                 [ ] FOR        [ ] AGAINST        [ ] ABSTAIN

In their discretion, the proxies are authorized to vote upon such other business as may properly come before the annual meeting or any adjournment or postponement thereof.
                 [ ] FOR        [ ] AGAINST        [ ] ABSTAIN

  PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD IN THE ENCLOSED ENVELOPE.

                                                       -------------------------

                                                       -------------------------
                                                             SIGNATURE(S)

                                                       Date
                                                           ---------------------
                                                       Note: Please sign above
                                                       exactly as the shares are
                                                       issued. When shares are
                                                       held by joint tenants,
                                                       both should sign. When
                                                       signing as an attorney,
                                                       executor, administrator,
                                                       trustee or guardian,
                                                       please give full title as
                                                       such. If a corporation,
                                                       please sign in full
                                                       corporate name by
                                                       president or other
                                                       authorized officer. If a
                                                       partnership, please sign
                                                       in partnership name by
                                                       authorized person.